SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
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FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
December 21, 2012

Crystal Rock Holdings, Inc.
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(Exact Name of Registrant as Specified in its Charter)

Delaware	000-31797	03-0366218
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(State of incorporation)	(SEC File No.)	(IRS Employer ID No.)

1050 Buckingham St., Watertown, CT 06795
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code:
860-945-0661

n/a
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(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Exchange Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                      Entry into a Material Definitive Agreement.

As of December 20, 2012, Crystal Rock Holdings, Inc. owed subordinated debt to Henry, Peter and Jack Baker in the aggregate principal amount of $13,000,000.  For more information about this subordinated debt, see the section entitled “Related Party Transactions - Subordinated Notes Held by Significant Stockholders” commencing on page 11 of our definitive proxy statement dated February 28, 2012, which section is incorporated herein by this reference.

On December 21, 2012, with the mutual consent of the three subordinated debt holders, we paid $500,000 to each of the subordinated debt holders as a payment of principal on their respective notes.  The following table shows the holder and the corresponding remaining principal amount on December 21, 2012 after the payment.

Related Party	Principal Balance
Henry E. Baker	$ 4,100,000
John B. Baker	3,700,000
Peter K. Baker	3,700,000
Total	$11,500,000

Henry Baker is a director and his sons, John and Peter Baker, are directors and executive officers.

The principal payment of the subordinated debt to the subordinated debt holders (“the payment”) was approved by the Company’s Audit Committee pursuant to its charter provisions that make approval of related party transactions the responsibility of that committee.

The payment was also consented to by Bank of America (“the Bank”). Certain provisions of the Company’s Credit Agreement (“the Agreement”) with the Bank prohibit such payments of subordinated debt principal but those terms were specifically waived, on a one-time basis, for a principal payment not to exceed $3 million for this payment. At the same time, the Bank also waived the mandatory prepayment of the term loan in the amount of the excess of consolidated operating cash flow over total service required in the Agreement for the year ending October 31, 2012. The prepayment is limited a maximum of $500,000 for the year.

Item 9.01.                      Financial Statements and Exhibits.

(d)  Exhibits.

10.1	Letter of Waiver and Consent dated December 21, 2012 signed by Martin Dytrych, Henry Baker, Peter Baker, and John Baker.

10.2	Letter of Waiver and Consent from Bank of America dated December 21, 2012 signed by Donald Bates.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRYSTAL ROCK HOLDINGS, INC.

/s/ Bruce S. MacDonald
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By: Bruce S. MacDonald
Chief Financial Officer

Date: December 28, 2012

EXHIBIT INDEX

Number                      Title

10.1	Letter of Waiver and Consent dated September 15, 2010 signed by Martin Dytrych, Henry Baker, Peter Baker, and John Baker.

10.2	Letter of Waiver and Consent from Bank of America dated December 21, 2012 signed by Donald Bates and Bruce MacDonald.